UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2009
KORN/FERRY INTERNATIONAL
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-14505 (Commission File Number)	95-2623879 (IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California (Address of Principal Executive Offices)	90067 (Zip Code)
Registrant’s telephone number, including area code: (310) 552-1834
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On April 23, 2009, the Board of Directors (the “Board”) of Korn/Ferry International (the “Company”) accepted the resignation of Mr. Paul Reilly as a member of the Board, effective April 30, 2009.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events.
          On April 23, 2009, the Board of the Company appointed Mr. Kenneth Whipple as Chair of the Board, such appointment to become effective May 1, 2009, immediately following the effectiveness of the resignation of Mr. Reilly as Executive Chair of the Board, and to continue through the 2009 Annual Meeting of Stockholders. In connection with this appointment, the Board amended and restated the Company’s Amended and Restated Bylaws to permit the position of Chair of the Board to be held by a non-officer and to eliminate Article V, Section 11, “Loans to Officers and Other Employees.” At the same time, the Board also accepted the resignation of Ms. Patti Hart as the Company’s lead independent director, effective April 30, 2009. A copy of the Company’s press release announcing the foregoing is attached hereto as Exhibit 99.1. The Second Amended and Restated Bylaws of the Company, which are effective May 1, 2009, are attached hereto as Exhibit 3.1 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
Exhibit 3.1	Second Amended and Restated Bylaws of Korn/Ferry International, effective May 1, 2009.

Exhibit 99.1	Press Release, dated April 29, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KORN/FERRY INTERNATIONAL
                   (Registrant)
Date: April 29, 2009

/s/ Gary D. Burnison
(Signature)
Name:	Gary D. Burnison
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Korn/Ferry International, effective May 1, 2009.

99.1	Press Release, dated April 29, 2009.